Exhibit 10.2

Execution Version

February 14, 2023

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”), the other Loan Parties party thereto, the Lenders from time to time party thereto, and Alter Domus (US) LLC, as Administrative Agent and Australian Security Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

In connection with the execution and delivery of the Credit Agreement, the Company and the undersigned Lenders under the Credit Agreement (the “Lender Parties,” and together with the Company, each, a “Party,” and, together, the “Parties”) desire to enter into this letter agreement (this “Agreement”) to define certain rights and obligations of the Parties, including, without limitation, certain obligations that the Company will be required to perform with respect to the board of directors (the “Board”) of the Company and the selection and appointment of a Chief Financial Officer of Company (the “CFO”), and certain releases to be exchanged between the Parties.

Now therefore, in consideration of the Credit Agreement, the obligations of the Parties under this Agreement, the entry into the Release Joinders (as defined below), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:

1. Board Appointments.

(a) The Company agrees that immediately upon the execution of this Agreement (1) each individual member of the Board set forth below under the heading “Resigning Directors” (each, a “Resigning Director”) shall tender to the Board his or her irrevocable resignation as a member thereof, effective immediately prior to the funding of the Loans on the Effective Date, and (2) each individual identified below under the heading “Designated Directors” (each, a “Designated Director”) has been appointed to the Board as of immediately after the funding of the Loans on the Effective Date, and shall be serving as a member of the Board to fill a vacancy created by the resignation of the Resigning Directors, a prior resignation by a director or by the expansion of the size of the Board, if necessary.

Resigning Directors:

(i)	Angelo Demasi

(ii)	Vanessa Douglas

(iii)	Lee Wallace

Designated Directors:

(i)	Timothy Bernlohr

(ii)	Lisa Gavales

(iii)	Steven Scheiwe

(iv)	Raphael Wallander

(b) For the avoidance of doubt, each Designated Director upon his or her appointment to the Board, shall be entitled to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid at all applicable times to the non-executive directors of the Company for his or her service as a director, including for serving on any committee of the Board, and the Company shall maintain, in full force and effect, directors’ and officers’ liability insurance in reasonable amounts to the same extent it now provides insurance for the non-executive directors on the Board.

(c) Each Designated Director, in each case upon his or her appointment to the Board, shall be entitled to the same indemnification rights as other non-executive directors of the Company and the Company shall enter into an indemnification agreement with each Designated Director (in the form signed by each current member of the Board).

2. Appointment of Chief Financial Officer. Promptly following the Effective Date, the Board shall take all necessary actions to commence and diligently execute a formal search process for a CFO, including but not limited to retaining an executive search firm reasonably acceptable to the Required Lenders. The Company shall conduct such process as promptly as reasonably practicable, and shall identify a CFO candidate no later than sixty (60) days following the Effective Date; provided, that if the Company is using commercially reasonable efforts to identify a CFO candidate, then such sixty (60) day period shall be automatically extended by a single additional fifteen (15) days upon notice from the Company to the Required Lenders. Subject to the consent of the Required Lenders as to such candidate, not to be unreasonably withheld, and subject to the Company and such candidate agreeing on mutually acceptable terms of employment, the Board shall take all necessary actions to appoint such candidate as CFO as promptly as practicable. If the Required Lenders do not reasonably consent to the CFO candidate proposed by the Company, the Board shall promptly identify an alternative candidate. Upon the Effective Date, the Company shall have retained Robert Madore as an employee or contractor. Upon the Effective Date, the Board shall have appointed Robert Madore to serve as the interim CFO of the Company, and he shall serve as interim CFO from the Effective Date until such time as the Board appoints a permanent CFO in accordance with this Section 2. The approval of the Audit Committee of the Board shall be required for any termination of Mr. Madore’s employment with the Company prior to the appointment of a permanent CFO in accordance with this Section 2.

3. Releases.

(a) In connection with, and as an integral part of the consideration for, the Transactions, to the fullest extent permitted by applicable law, and except for the “Excluded Items” (as defined in Section 3(b) below), effective upon the Effective Date (x) the Company for itself and its successors and assigns, Affiliates, predecessors, and other Persons that have or could potentially derive rights through the Company (the “Company Releasing Parties”), hereby conclusively, absolutely, unconditionally, irrevocably, and forever waive, release and discharge the Lender Parties and each of their respective Affiliates, officers, directors, employees, partners, members, managers, owners, agents, representatives, successors and assigns, in each case, in their capacity as such, (each individually and collectively a “Company Released Party”, provided, that no current or former officer or employee of the Company shall considered to be a Company Released Party benefiting from the release in this clause (x) and provided, further that for purposes of this Section 3 no current or former officer or employee of the Company shall be considered to be an Affiliate of any Lender Party) and (y) the Lender Parties for themselves and each of their respective successors and assigns, Affiliates, predecessors, and other Persons that have or could potentially derive rights through such Lender Party (the “Lender Releasing Parties,” and together with the Company Releasing Parties, the “Releasing Parties”), hereby conclusively, absolutely, unconditionally, irrevocably, and forever waive, release and discharge the Company and each of its Affiliates, officers, directors, employees, partners, members, managers, owners, agents, representatives, successors and assigns, in each case, in their capacity as such (each individually and collectively, a “Lender Released Party”), of and from any and all actions, causes of action, suits, obligations, debts, liabilities, sums of money, accounts, reckonings, bonds, bills, charges, complaints, grievances covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, executions, damages, penalties, fees, claims and demands whatsoever, whether existing or hereafter arising, whether in law or in equity, whether known, unknown, or hereafter becoming known, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, matured or unmatured, whether direct or indirect, individual, class, derivative, or representative or other capacity, and whether seeking monetary, injunctive, equitable, statutory or other relief, that are based in whole or in part on any act or omission, including by any member of the Board or a Company officer, and, or any transaction or event, in each case occurring prior to the Effective Date and relating to the operation or management of the Company or its direct and indirect Subsidiaries and Affiliates. Each Releasing Party covenants and agrees that it shall not commence or prosecute, directly or indirectly, any claim, cause of action, or the like in any forum or proceeding (including by way of counterclaim or defense) released by the terms of this Section 3(a).

(b) Notwithstanding anything to the contrary herein, the releases provided by Section 3(a) above do not include, and the Parties do not waive, release, modify, discharge, limit, or impair any of the following all of which are preserved: (i) any obligations of any Party set forth in the Credit Agreement or this Agreement, as applicable; (ii) the rights of any person to enforce the contracts, instruments, and other agreements or documents delivered under or in connection with the Transactions or seek relief or recovery for any breach thereof; (iii) the rights of current or former officers, directors, or managers of the Company and its direct and indirect Subsidiaries and Affiliates, (solely in their capacities as such) to seek or claim indemnification from the Company and its direct and indirect Subsidiaries and Affiliates or any of their insurance carriers, or any rights as beneficiaries of any insurance policies; (iv) all rights and obligations arising under any and all franchise agreements and other contractual agreements between the Company and any Subsidiary thereof, on the one hand, and Club Sports Group LLC, Club Franchise Group LLC, or any Subsidiary thereof, on the other hand; (v) the rights of any person (including any Party) under any contracts, instruments, and other agreements or documents, including any credit agreement, pledge and security agreement, management agreement, stockholders’ agreement, stock transfer agreement, and any similar agreements or documents and amendments thereto; or (vi) any claims or causes of action of any kind or nature, against any Released Party based on the fraud, willful breach of fiduciary duty, willful misconduct, misappropriation, conversion, intentional interference with contract or business/business opportunity, defamation (including libel and slander), intentional misappropriation of trade secrets, or conspiracy to commit any such acts, of such Released Party (such matters as set forth in this Section 3(b), the “Excluded Items”).

(c) Each person being released pursuant to the releases provided in Section 3(a) is an intended third-party beneficiary of the release pertaining to it and entitled to enforce such release.

(d) Nothing in this Section 3 shall be construed as an admission by any Party of the existence of any claim or cause of action or of any liability with respect to any or all of such claims or causes of action or any other past or future act, omission, fact, matter, transaction or occurrence.

(e) The Releasing Parties each acknowledge and agree that the claims and facts that they may have relied upon or considered in deciding to enter into this Agreement and in providing and receiving the releases provided for in Section 3(a) above, may later be found to be other than, or different from, the claims and facts now believed by them to be true, and that there is a risk that the damages that each such Leasing Party knows or believes it suffered, or may have suffered, or will suffer, may later turn out to be greater than, or of a different character than, those damages now known, suspected or believed. Notwithstanding the foregoing, the Releasing Parties expressly accept and assume these risks and agree that this Agreement, and the releases contained herein, shall remain in full force and effect notwithstanding any such difference in claims, facts, or damages, or the later discovery of claims, facts, or damages that any such Releasing Party did not know or suspect to exist in its favor. The Releasing Parties further expressly waive the benefits of any federal and applicable state law (whether statutory or common law) that would limit or abrogate Section 3(e) above including any waiver or release by the Releasing Parties of claims that the Releasing Party does not know or suspect to exist in it, his or her favor at the time of executing this Agreement and that, if known by it, him or her, would have materially affected it, his or her willingness to provide the release set forth in Section 3(a) above or enter into this Agreement, and acknowledge that this waiver is a material inducement to and consideration for Parties’ execution of this Agreement.

(f) As a condition to the occurrence of the Effective Date, the Lenders as of the Effective Date that are not Lender Parties shall execute a joinder to the releases in this Section 3 in the form attached hereto as Exhibit A (a “Release Joinder”). Upon execution of a Release Joinder, (x) such Lender and its Affiliates, officers, directors, employees, partners, members, managers, owners, agents, representatives, successors and assigns, in each case, in their capacity as such, shall constitute Company Released Parties (provided, that for purposes of this Section 3 no current or former officer or employee of the Company shall be considered to be an Affiliate of any Lender executing a Release Joinder), which Company Released Parties shall be beneficiaries of the releases under Section 3(a)(x) of this Agreement, (y) such Lender and its successors and assigns, Affiliates, predecessors, and other Persons that have or could potentially derive rights through such Lender shall constitute a Lender Releasing Party and a Releasing Party, which Lender Releasing Parties shall grant the releases under Section 3(a)(y) of this Agreement, and (z) such Lender shall constitute a Party solely for purposes of Section 3.

4. No Assignment; Benefit of Parties; No Transfer. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, any such assignment being void ab initio; provided, however, that Required Lenders (or their assignee) may assign this Agreement, in whole but not in part, without the prior written consent of Company to any assignee to which the Required Lenders are permitted to assign their rights or obligations under the Credit Agreement; provided, further, that Company may assign its rights hereunder to any successor entity or in connection with the sale of all or substantially all its assets. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns for the uses and purposes set forth and referred to herein. Except as explicitly set forth herein, nothing contained in this Agreement shall confer or is intended to confer on any third party or entity that is not a party hereto any rights under this Agreement.

5. Remedies; Event of Default. Each of the Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach or violation of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that a breach or violation of this Agreement would cause irreparable harm and that money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, each of the Parties shall be entitled to seek specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any breaches or violations of this Agreement.

6. Further Assurances. Each of the Parties hereby agrees that it shall hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

7. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York in any action or proceeding arising out of or relating to any this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either Party may otherwise have to bring any action or proceeding relating to this Agreement against any Party or its properties in the courts of any jurisdiction.

(c) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Party irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8. Mutual Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Credit Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11. Amendment; Waiver. No amendment of any provision of this Agreement shall be effective unless set forth in a written instrument executed by the Company and Required Lenders. Except as otherwise provided herein, no waiver of any provision of this Agreement shall be effective unless set forth in a written instrument executed by the Party against whom the waiver is effective (which, in the case of any waiver effective against any Lender, shall be executed by Required Lenders). The failure of any Party to enforce any provision hereof shall in no way be construed as a waiver of such provision or of any other provision and shall not affect the right of such Party thereafter to enforce each and every provision hereof in accordance with its terms. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12. Notices. All notices, reports and other communications required by this Agreement must be written and sent, and shall be deemed given, as provided in the Credit Agreement and, if applicable, this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first indicated above.

COMPANY: F45 TRAINING HOLDINGS INC.

By:	/s/ Benjamin Peter Coates
Name:	Benjamin Peter Coates
Title:	Chief Executive Officer

[Signature Page to Credit Agreement Side Letter]

LENDER PARTIES: KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND II LP

By:	/s/ Anthony Pasqua
Name:	Anthony Pasqua
Title:	Authorized Signatory

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND III LP

By:	/s/ Anthony Pasqua
Name:	Anthony Pasqua
Title:	Authorized Signatory

[Signature Page to Credit Agreement Side Letter]

EXHIBIT A

RELEASE JOINDER

Reference is made to that certain letter agreement dated as of February 14, 2023 (the “Agreement”) by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”) and the Lender Parties (as defined in the Agreement). Pursuant to Section 3(f) of the Agreement, [________] (the “Joining Party”) hereby enters into this Release Joinder. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In consideration of the promises, mutual agreements and covenants set forth in this Release Joinder, together with other good and valuable consideration, the receipt and sufficiency of which the Joining Party hereto acknowledges, the Joinder Party agrees as follows:

1. The Joining Party’s Agreement to be Bound. The Joining Party hereby agrees that, upon execution of this Release Joinder, (a) the Joining Party and its Affiliates, officers, directors, employees, partners, members, managers, owners, agents, representatives, successors and assigns, in each case, in their capacity as such, shall constitute Company Released Parties (provided, that for purposes of Section 3 of the Agreement no current or former officer or employee of the Company shall be considered to be an Affiliate of the Joining Party), which Company Released Parties shall be beneficiaries of the releases under Section 3(a)(x) of the Agreement, (b) the Joining Party and its successors and assigns, Affiliates, predecessors, and other Persons that have or could potentially derive rights through the Joining Party shall constitute a Lender Releasing Party and a Releasing Party, which Lender Releasing Parties shall grant the releases under Section 3(a)(y) of the Agreement, and (c) the Joining Party shall constitute a Party solely for purposes of Section 3 of the Release Agreement.

2. Incorporation by Reference. Sections 7 and 9 of the Agreement are herein incorporated by reference and shall apply to this Release Joinder as if the Release Joinder were the “Agreement,” as defined in the Agreement.

3. Effective Date. This Release Joinder shall be effective as of the Effective Date of the Agreement.

[Signature page(s) below]

IN WITNESS WHEREOF, the undersigned have duly executed this Release Joinder as of February 14, 2023.

[______________________]

By:
Name:
Title: